UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2014

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of Argan, Inc. which was held on June 24, 2014 (the “2014 Annual Meeting”), the following three (3) matters were resolved by the stockholders of Argan, Inc. (the “Company”).

(1)	The election of the following eight (8) directors to the Board of Directors of the Company, each to serve until the 2015 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

•	Rainer H. Bosselmann

•	Henry A. Crumpton

•	Cynthia A. Flanders

•	William F. Griffin, Jr.

•	William F. Leimkuhler

•	W.G. Champion Mitchell

•	James W. Quinn

•	Brian R. Sherras

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2015.

(3)	The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

A schedule presenting the number of votes cast by the Company’s stockholders is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Results of the Voting at the 2014 Annual Meeting of the Stockholders of Argan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 25, 2014	By:	/s/ Arthur F. Trudel
Arthur F. Trudel
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Results of the Voting at the 2014 Annual Meeting of the Stockholders of Argan, Inc.